LAMAR CAPITAL CORPORATION
                            401 SHELBY SPEIGHTS DRIVE
                            PURVIS, MISSISSIPPI 39475



                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                           TO BE HELD ON MAY 11, 1999


TO THE STOCKHOLDERS OF
LAMAR CAPITAL CORPORATION:

     NOTICE IS HEREBY GIVEN that, pursuant to call of its directors and in compliance with its Bylaws, the regular annual meeting of stockholders of Lamar Capital Corporation will be held at the Wilson Room located in the Purvis branch office of the Company, #4 Highway 589, Purvis, Mississippi, on Tuesday, May 11, 1999, at 2:00 p.m., local time, for the purpose of considering and voting upon the following matters:

     1. Election of the seven (7) persons listed in the Proxy Statement dated April 12, 1999, accompanying this notice as directors of Lamar Capital Corporation;

     2. To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

     3. Whatever other matters may be brought before the meeting or any adjournment(s) thereof. Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.

     Only those stockholders of record at the close of business on March 25, 1999, shall be entitled to notice of and to vote at this meeting. We urge you to sign and return the enclosed Proxy as soon as possible, whether or not you plan to attend the meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Chairman and Chief Executive Officer

Dated and Mailed at
Purvis, Mississippi
on or about April 12, 1999

Enclosures:  1.  Proxy
             2.  Business Reply Envelope
             3.  Annual Report

                                TABLE OF CONTENTS

                                                                  PAGE



Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Election of Directors. . . . . . . . . . . . . . . . . . . . . . . . 1

Principal Stockholders and Stock Ownership of Management . . . . . . 3

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . 4

Certain Relationships and Related Transactions . . . . . . . . . . . 6

Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . 7

Committees of the Board of Directors . . . . . . . . . . . . . . . . 7

Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Proposals of Stockholders. . . . . . . . . . . . . . . . . . . . . . 7

                               PROXY STATEMENT FOR
                            LAMAR CAPITAL CORPORATION
                              DATED APRIL 12, 1999
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 1999


      This Proxy Statement is furnished to stockholders of Lamar Capital Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at the Wilson Room located in the Purvis branch office of the Company, #4 Highway 589, Purvis, Mississippi, on Tuesday, May 11, 1999, at 2:00 p.m., local time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Stockholders' Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is April 12, 1999.

      Only those stockholders of record on the books of the Company at the close of business on March 25, 1999, shall be entitled to notice of and to vote at the meeting in person or by proxy. On that date, the Company had outstanding of record 4,315,707 shares of common stock (the "Common Stock"). A majority of the shares outstanding constitute a quorum. Each share is entitled to one (1) vote. In the election of directors, each stockholder has cumulative voting rights, so that a stockholder may vote the number of shares owned by him for as many persons as there are directors to be elected, or he may multiply the number of shares by the number of directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of directors to be elected is seven (7), a stockholder owning ten (10) shares may cast ten (10) votes for each of seven (7) nominees, or cast seventy (70) votes for one (1) nominee, or allocate the seventy (70) votes among several nominees.

       Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

      The cost of soliciting proxies from stockholders will be borne by the Company. The initial solicitation will be by the Company through the mail. Thereafter, proxies may be solicited by directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefor. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

      Shares of Common Stock represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the instructions thereon. If no direction is indicated, such shares will be voted FOR each nominee named below, for ratification of the selection of independent auditors, and at the discretion of the persons named in the relevant proxy in connection with any other business that may properly come before the meeting. A proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall be suspended if the stockholder is present and elects to vote in person.

      The 1998 Annual Report to stockholders of the Company, including audited financial statements of the Company, is enclosed for the information of the stockholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

ELECTION OF DIRECTORS

      At the meeting, the stockholders will elect seven directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The nominees listed below are all currently directors of the Company.


NAME                             AGE   POSITIONS WITH THE COMPANY
------------------------------  -----  ------------------------------

Robert W. Roseberry...........    48   Chairman and Chief Executive
                                       Officer, Director

Jane P. Roberts...............    62   Vice Chairman and Secretary, Director

Kenneth M. Lott...............    44   President and Chief Operating
                                       Officer, Director

O. B. Black, Jr...............    74   Director

William H. Jordan.............    78   Director

James R. Pylant...............    60   Director

Monty C. Roseberry............    58   Director

      Robert W. Roseberry began his career with Lamar Bank ("the Bank") in 1971 and has served in numerous positions. In 1986, he became Chief Executive Officer of the Bank and the Company. He has served as a director of the Bank since 1971 and as a director of the Company since its formation in 1986. Robert W. Roseberry and Monty C. Roseberry are half-brothers.

      Jane P. Roberts has worked with the Bank for 35 years. She assumed her current position of Vice Chairman in 1998. She has served as Secretary since 1986 and was the Secretary/Treasurer from 1986 to July of 1998. She has served as a director of the Bank since 1981 and as a director of the Company since its formation in 1986. Ms. Roberts and James R. Pylant are first cousins.

      Kenneth M. Lott began his  banking  career at First  Mississippi  National
Bank in Hattiesburg in 1976. In 1988, he joined the Bank as Senior Vice President. He assumed his present position of President and Chief Operating Officer of the Company in July of 1998. He has served as a director of the Company since 1992.

      O. B. Black, Jr.   has served as a director of the Company since its
formation in 1986. He was President of the Bank from 1975 to 1986 and retired as Vice Chairman of the Bank in 1988.

      William H. Jordan served as the Lamar County Engineer from 1966 to 1986. He retired from the Mississippi National Guard in 1976 as a full Colonel. He has served as a director of the Company since 1991.

      James R. Pylant   has served as a director of the Company since its
formation in 1986. He currently serves as President of Lamar County Development Corp., which is a manufacturing company. Mr. Pylant and Jane P. Roberts are first cousins.

      Monty C. Roseberry   has served as a director of the Company since its
formation in 1986. Prior to retiring in 1995, Mr. Roseberry worked as a lab technician for Amerada Hess Corporation. Mr. Roseberry and Robert W. Roseberry are half-brothers.

      None of the Company's directors hold any directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

      Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the nominees for director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should, prior to the Annual Meeting, decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

      During 1998, the Company's Board of Directors had six meetings. No incumbent director attended less than seventy-five percent (75%) of the total number of meetings of the Board of Directors or committees upon which he served.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
                   VOTE FOR THE ELECTION OF ALL THE NOMINEES.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 25, 1999 held by each director and each executive officer named in the Summary Compensation Table, by all directors and executive officers as a group, and by each person who is known by the Company to own beneficially more than five percent (5%) of each such class (who is not an executive officer or director of the Company). Except as otherwise indicated, no person named in the table shares voting or investment power with respect to his or her beneficially owned shares, and the address of each shareholder is the same as the address of the Company.

                                        AMOUNT AND NATURE OF      PERCENT OF
NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP       CLASS (1)

Executive Officers and Directors


Robert W. Roseberry................          422,040(2)              9.8%

Jane P. Roberts....................           90,000(3)              2.1

Kenneth M. Lott....................           58,940(4)              1.4

O. B. Black, Jr....................          236,820(5)              5.5

William H. Jordan..................          185,340                 4.3

James R. Pylant....................          163,440(6)              3.8

Monty C. Roseberry.................          100,140                 2.3


All Executive Officers and 1,277,12029.6 Directors as a Group (9 persons).


Other 5% Shareholders


Donna R. Byrd(7)...................          236,100                 5.5

James E. Roseberry(8)..............          288,060                 6.7


(1) The percentages are calculated based on 4,315,707 shares issued and outstanding at March 25, 1999.
(2) Includes 3,600 shares held by spouse with respect to which Mr. Roseberry shares voting and investment power.
(3) Includes 69,120 shares held by spouse with respect to which Ms. Roberts shares voting and investment power.
(4) Includes 2,340 shares held by spouse and 4,800 shares held by a parent with respect to which Mr. Lott shares voting and investment power.
(5) Includes 76,500 shares held by spouse as trustee of a trust with respect to which Mr. Black shares voting and investment power and 98,400 shares held by a family trust with respect to which Mr. Black's adult daughter is the trustee and Mr. Black shares voting and investment power.
(6) Includes 42,900 shares held by spouse with respect to which Mr. Pylant shares voting and investment power.
(7) Ms. Byrd is not a director or executive officer of the Company. Her address is 1072 Talowah Road, Purvis, Mississippi 39475.
(8) Mr. Roseberry is not an executive officer or director of the Company. His address is 122 Dean Rhyne Road, Purvis, Mississippi 39475.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998 all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE




                                                                                     LONG-TERM
                                      ANNUAL COMPENSATION                           COMPENSATION
                         --------------------------------------------  --------------------------------------
                                                                                   AWARDS            PAYOUTS
                                                                       ------------------------     ---------
                                                             OTHER        RESTRICTED   SECURITIES
      NAME &                                                 ANNUAL          STOCK     UNDERLYING     LTIP           ALL OTHER
PRINCIPAL POSITION       YEAR   SALARY($)(1)  BONUS ($)  COMPENSATION($)  AWARD(S)($)  OPTIONS(#)   PAYOUTS($)  COMPENSATION ($)(2)
-----------------------  -----  ------------  ---------  ---------------  -----------  -----------  ----------  --------------------

Robert W. Roseberry      1998     146,125      24,130                  0            0            0           0               13,413
  Chairman of the Board  1997     141,530      23,200                  0            0            0           0               13,308
  & Chief Executive      1996     132,375      22,050                  0            0            0           0               11,516
  Officer


Jane P. Roberts          1998     133,900      21,840                  0            0            0           0               12,126
  Vice Chairman and      1997     128,050      20,100                  0            0            0           0               11,838
  Secretary              1996     121,350      19,845                  0            0            0           0               10,255


Kenneth M. Lott          1998     106,306      16,246                  0            0            0           0                9,041
  President and          1997      98,100      12,950                  0            0            0           0                8,317
  Chief Operating        1996      92,229      12,102                  0            0            0           0                7,112
  Officer


----------
(1)  Includes directors' fees.
(2)  Includes profit sharing, ESOP and 401(k) plan contributions.

EXECUTIVE SALARY CONTINUATION AGREEMENTS

      The Company has entered into Executive Salary Continuation Agreements with Mr. Roseberry, Ms. Roberts and Mr. Lott to provide incentives to these officers to continue their employment with the Company on a long-term basis. The agreements provide for the continuation of annual salary payments upon retirement at age 65 or later for a period of 180 months (15 years) in the amounts of $50,500, $44,900 and $57,200 in the case of Mr. Roseberry, Ms. Roberts and Mr. Lott, respectively. The agreements also provide for continued salary payments if the executive dies, becomes disabled or if the executive's employment is terminated by the Company.

STOCK INCENTIVE PLAN

      The Company has reserved 200,000 shares of Common Stock under the Company's Stock Incentive Plan, which was adopted in August of 1998. Under this Plan, the Board of Directors of the Company may grant options to employees of the Company and its subsidiaries for up to ten year terms and at an option exercise price equal to the fair market value of the stock on the date of the grant. No options have been granted under this Plan.

DIRECTOR COMPENSATION

      Directors receive a fee of $750 for each meeting of the Board of Directors of the Company and the Bank and for loan committee meetings attended. Historically, the Company has paid the directors an annual bonus in December of each year. In 1998, the bonus was $4,400 per person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Prior to August of 1998, the Company did not have a compensation committee. Robert W. Roseberry, Jane P. Roberts and Kenneth M. Lott participated in deliberations of the Company's Board of Directors concerning executive officer compensation set forth in the Summary Compensation Table. The Board appointed O. B. Black, Jr., William H. Jordan and Robert W. Roseberry to the Compensation Committee in August of 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is composed of Robert W. Roseberry, O. B. Black, Jr. and William H. Jordan. Messrs. Black and Jordan are directors of the Bank. Mr. Roseberry is an officer and director of the Company and the Bank. Mr. Black serves as chairman of the Committee. It is the responsibility of the Committee to assess the performance and establish base salaries and annual bonus compensation for the executive officers.

        In establishing the salary of the Chief Executive Officer, the Committee primarily considered Mr. Roseberry's past performance and the compensation levels of chief executive officers of comparable financial institutions. Specifically, the Committee utilized asset size peer group compensation data as provided by the Mississippi Bankers Association (the "MBA"). Additionally, in setting Mr. Roseberry's salary, performance criteria such as the Company's return on average assets, return on equity and asset growth compared with prior years were considered. No specific weights were assigned to these factors. Mr. Roseberry's annual bonus was determined primarily on the Committee's evaluation of the earnings performance of the Company compared with prior years. No objective criteria were utilized in this evaluation.

        With respect to the other executive officers, the Committee's recommendation concerning salaries was based upon the performance of these officers during 1998 as reflected by the performance of the Company. The performance of the Company was evaluated by considering such criteria as return on average assets, return on equity and asset growth. No specific weights were assigned to these factors. Also, the Committee considered the asset size peer group compensation data as provided by the MBA for executive officers with similar duties and responsibilities. The amount of bonuses paid to these executive officers was determined primarily on the Committee's evaluation of the earnings performance of the Company in 1998 compared with prior years. No objective criteria were utilized in this evaluation.

        Mr. Roseberry abstained from discussions and decisions regarding his own compensation.

Submitted by the Committee:

O. B. Black. Jr.
William H. Jordan
Robert W. Roseberry

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Bank Stock Index from December 16, 1998, the effective date of the Company's initial public offering, through March 16, 1999. The graph assumes reinvestment of dividends, where applicable.

                   Lamar Capital Corporation Stock Performance
               December 16, 1998 - March 16, 1999 Cumulative Total
                          Shareholder Return Comparison
           Among Lamar Capital Corporation, NASDAQ Stock Market (U.S.)
                        Index and NASDAQ Bank Stock Index


                      12/16/98      1/15/99       2/16/99        3/16/99
                      --------      -------       -------        -------

Lamar Capital          100.00         98.75         95.00         93.75
Corporation

NASDAQ                 100.00        116.87        115.16        121.40
Composite Index

NASDAQ BankIndex       100.00        103.74        100.66        104.15


ASSUMES $100 INVESTED ON 12/16/98, THE DATE OF THE COMPANY'S INITIAL PUBLIC OFFERING.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In April of 1998, the Company purchased 12,000 shares of Common Stock at book value for $72,170 from Jack Pylant, brother of director James R. Pylant. Mr. Pylant repurchased these shares at book value for $75,360 in July of 1998.

      Robert W. Roseberry, a director and executive officer, is the owner of Roseberry Insurance Company, Inc., a credit life insurance agency which provides credit life insurance coverage solely to customers of the Bank. These services resulted in commissions to Roseberry Insurance Company, Inc. of $4,695 in 1998.

      The Bank from time to time makes loans to directors and executive officers, and to personnel of directors and executive officers. All such loans are made in the ordinary course of business, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectability or present other unfavorable features.

INDEPENDENT AUDITORS

          Ernst & Young LLP, Independent Auditors, Jackson, Mississippi, were the independent auditors for the Company during the fiscal year ended December 31, 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the meeting if he desires to do so, and will be available to respond to any appropriate questions.

          The Board of Directors of the Company has selected the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Stockholder approval and ratification of this selection is not required by law or by the bylaws of the Company. Nevertheless, the Board has chosen to submit it to the stockholders for their approval and ratification. Of the shares represented and entitled to vote at the Annual Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, in order for this proposal to be adopted.

          The proxyholders named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the foregoing proposal, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto. If more votes are cast AGAINST this proposal than FOR, the Board of Directors will take such decision into consideration in selecting independent auditors for the Company.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
              APPROVAL AND RATIFICATION OF THE INDEPENDENT AUDITORS

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has established an audit committee consisting of
O. B. Black, Jr., William H. Jordan, James R. Pylant and Monty C. Roseberry. The audit committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company. The audit committee met 12 times in 1998.

      The Board of Directors has established a compensation committee which has the responsibility, among other things, of establishing the salary of the executive officers of the Company and examining periodically the compensation structure of the Company. The members of the compensation committee are O. B.
Black, Jr., William H. Jordan and Robert W. Roseberry.   The compensation
committee met one  time in 1998.

      The Company does not have a standing nominating committee. Nominations are made by the Board of Directors.

OTHER MATTERS

      Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in their discretion on such matters.

PROPOSALS OF STOCKHOLDERS

      Any proposal of a stockholder to be presented for action at the Annual Meeting of Stockholders to be held April 25, 2000, must be received at the Company's principal executive offices no later than December 14, 1999, if it is to be included in management's proxy statement.

                                           BY ORDER OF THE BOARD OF DIRECTORS





                                           Chairman and Chief Executive Officer

Dated and Mailed at
Purvis, Mississippi
on or about April 12, 1999

                            LAMAR CAPITAL CORPORATION
              401 Shelby Speights Drive, Purvis, Mississippi 39475

                                      PROXY
           This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoint(s) Robert W. Roseberry and Jane P. Roberts, jointly and individually, as Proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent the undersigned, and to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote, and to cumulate votes on, all shares of Common Stock of Lamar Capital Corporation held of record by the undersigned on March 25, 1999, at the annual meeting of stockholders to be held on May 11, 1999, or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED BELOW, FOR APPROVAL OF PROPOSAL NO. 2, AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.



1.  ELECTION OF DIRECTORS     |_|FOR all       |_|WITHHOLD       |_|EXCEPTIONS*
                                 nominees         AUTHORITY
                                 listed           to vote
                                 below.           for all
                                                  nominees
                                                  listed
                                                  below.

The nominees for Director are: Robert W. Roseberry, Jane P. Roberts, Kenneth M. Lott, O. B. Black, Jr., William H. Jordan, James R. Pylant and Monty C. Roseberry.

The Board of Directors recommends a vote "FOR" all nominees.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions:____________________________________________________________________



2. TO CONSIDER AND ACT UPON A PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999:

                              [_]FOR          [_}AGAINST        [_]ABSTAIN


Social Security Number:__________________________________________

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

Signature:_____________________________________________

Signature:_____________________________________________

                      Votes must be  indicated  by an (x) in Black or Blue Ink.

Dated:__________________________, 1999

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.